Exhibit 10.2
Amendment to Investment Agreement
March 5, 2021

This Amendment, dated as of March 5, 2021 (this “Amendment”), is by and between Air Transport Services Group, Inc., a Delaware corporation (the “Company”), and Amazon.com, Inc., a Delaware corporation (“Amazon”).

Whereas, on March 8, 2016, the Company and Amazon entered into an investment agreement (as amended, the “Investment Agreement”), pursuant to the terms and conditions of which the Company issued to Amazon, and Amazon acquired from the Company (i) as of March 8, 2016, a warrant to purchase 12,810,629 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (subject to adjustment in accordance with its terms) (“Warrant-A”), (ii) as of March 8, 2018, a warrant to purchase 1,591,333 shares of Common Stock (subject to adjustment in accordance with its terms) (“Warrant-B-1,”) and (iii) as of September 8, 2020, a warrant to purchase 1,591,333 shares of Common Stock, as adjusted to 506,530 shares of Common Stock (subject to adjustment in accordance with its terms) (“Warrant-B-2,” and together with Warrant-A and Warrant B-1, the “Warrants”);
Whereas, on or about the date hereof, Amazon has delivered notice of its intent to exercise the Warrants in full;
Whereas, any amendment to the Investment Agreement must be made in writing and signed by a duly authorized officer of each of the Company and Amazon; and
Whereas, each of the parties wishes to amend the Investment Agreement as specifically set forth herein.
Now, Therefore, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties agree as follows:

1.The Investment Agreement is hereby supplemented by adding the following as a new Section 5.13:
5.13. Sell Down Notice.
(a)    Upon approval by the Company or its Board of Directors of (i) any plan or program to repurchase shares that is publicly disclosed, or upon the recommencement of any prior approved plan or program that the Company publicly disclosed was stopped, paused or otherwise restricted (a “Program”) or (ii) a Qualifying Private Share Repurchase (as defined below), then, with respect to clause (i), no later than three (3) Business Days following the Company’s public disclosure thereof, or, with respect to clause (ii), promptly (and, in any event, within three (3) Business Days) following such approval, the Company shall deliver written notice to Amazon (a “Sell Down Notice”) which shall include (A), with respect to a Program, the maximum authorized amount (in dollars) that the Company may use to repurchase shares of Common Stock pursuant to such Program or, with respect to a Qualifying Private Share Repurchase, the number of shares to be purchased by the Company and (B) the number of shares of Common Stock outstanding. Following receipt of a Sell Down Notice, Amazon may in its discretion, by delivering written notice (a “Participation Notice”) to the Company no later than five (5) Business Days following receipt of a Sell Down Notice, elect to sell to the Company, and the Company shall purchase from Amazon or its designated Attribution Parties, the number of shares of Common Stock specified by Amazon in such notice; provided that the number of shares specified shall not exceed the applicable Maximum Participation Amount (as defined below). The Participation Notice shall include (i) the aggregate purchase price for the number of shares of Common Stock specified therein, (ii) the price per share thereof, which price shall be equal to the Market Price as of the closing of the trading day immediately preceding the delivery of the Sell Down Notice (or, with respect to a Program, the Market Price as of the latter of the closing of the trading day on which the Program is publicly disclosed by the Company or of the closing of the trading day immediately preceding the delivery of the Sell Down Notice) and (iii) Amazon’s account instruction’s for wire transfers. Subject to its receipt of such shares, the Company shall complete the purchase of shares of Common Stock from Amazon, by wire transfer of immediate available funds to the account specified by Amazon, within five (5) Business Days of receipt of a Participation Notice. The Company shall not purchase any shares of Common Stock in connection with a Program or a Qualifying Private Share Repurchase prior to the sixth (6th) Business Day following delivery of a Sell Down Notice in respect thereof to Amazon, provided that, if Amazon timely delivers to the Company a Participation Notice in accordance with this Section 5.13(a), then the Company shall not purchase any shares pursuant to such Program or Qualifying Private Share Repurchase prior to purchasing from Amazon the shares specified in the Participation Notice.

(b)    For purposes of this Section 5.13, the following terms shall have the meanings indicated.

i.    “Maximum Participation Amount” means, with respect to the applicable Sell Down Notice and Participation Notice, a number of shares of Common Stock equal to the number of shares of Common Stock owned by Amazon as of the date of such Sell Down Notice less the number of shares equal to the product of (i) 19.5% and (ii) the difference between the number of shares of Common Stock outstanding as of the date of the Sell Down Notice and the Estimated Maximum Repurchase Amount.

ii.    “Estimated Maximum Repurchase Amount” means (A) with respect to a Sell Down Notice delivered in connection with a Program, a number of shares of Common Stock equal to (1) the maximum authorized amount (in dollars) that the Company may repurchase pursuant to a repurchase plan or program, as specified in the applicable Sell Down Notice divided by (2) the lowest market price of the Company’s Common Stock during the 26-week period immediately prior to the date of the Sell Down Notice and (B) with respect to a Sell Down Notice delivered in connection with a Qualifying Private Share Repurchase, the number of shares specified in the Sell Down Notice.

iii.    “Qualifying Private Share Repurchase” means a purchase by the Company of Common Stock, other than pursuant to a Program or of shares of Common Stock from its current or former directors or employees surrendered to cover tax liabilities under stockholder approved benefit plans, in a private sale or series of private sale transactions such that upon completion of such purchase of shares, Amazon, together with its Attribution Parties, would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as waived, modified or amended); provided that such Beneficial Ownership Limitation is to be calculated by substituting the number of shares of Common Stock that would be outstanding immediately following such purchase by the Company, subject to any waiver, modification or amendment of such Beneficial Ownership Limitation. The Company shall be permitted to make such determination on the basis of its stock ownership records which shall include the shares issued in connection with the exercise of the Warrants unless the Company is notified or otherwise has knowledge of a transfer of such shares.

(c)    The provisions of this Section 5.13 shall be in addition to, and not in lieu of, any other rights of Amazon.

(d)    Capitalized terms used in this Section 5.13 and not otherwise defined, shall have the meaning ascribed to such term in the Warrants, as amended.

(e)    This Section 5.13 shall terminate upon the earlier of (i) Amazon filing a Schedule 13D with respect to the Common Stock; and (ii) any purchase by Amazon of Common Stock other than (A) through the exercise of the Warrants or (B) with the consent of the Company with respect to this Section 5.13(e), except that nothing herein shall relieve any party from liability for any breach of this Section 5.13 prior to such termination.

2.    Upon the execution and delivery hereof, the Investment Agreement shall be deemed to be amended as set forth above as fully and with the same effect as if the amendments made hereby were originally set forth in the Investment Agreement, and this Amendment and the Investment Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments and/or restatements shall not operate so as to render invalid or improper any action heretofore taken under the Warrants or the Investment Agreement.

3.    This Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile or transmitted electronically by “pdf” file and such facsimiles or pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

4.    Except as specifically provided for in this Amendment, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Warrants or the Investment Agreement, all of which shall continue to be in full force and effect.

5.    This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

Air Transport Services Group, Inc.

By:    /s/ W. Joseph Payne
Name:    W. Joseph Payne
Title:    Chief Legal Officer & Sec.

Amazon.com, Inc.

By:     /s/ Alex Ceballos Encarnacion
Name:    Alex Ceballos Encarnacion
Title:    Authorized Signatory